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                              EXHIBIT 99(b)


Pursuant to Rule 13d-1(k)(1)(iii) of Regulation D of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached
Schedule 13D Amendment No. 6 is, and any future amendments thereto may be, filed on behalf of each of us.

      Dated:                                         January 8, 2001

      CITICORP INTERNATIONAL FINANCE CORP.

      By:    /s/ William H. Wolf
           -------------------------------
      Name:  William H. Wolf
      Title: Vice President and Secretary



      CITIBANK (LUXEMBOURG) S.A.

      By:    /s/ Kunal Parkash
           -------------------------------
      Name:  Kunal Parkash
      Title:  Financial Controller



      CITICORP BANKING CORPORATION

      By:    /s/ William H. Wolf
           -------------------------------
      Name:  William H. Wolf
      Title:  Senior Vice President



      CITICORP

      By:    /s/ Joseph B. Wollard
          --------------------------------
      Name:  Joseph B. Wollard
      Title:  Assistant Secretary



      CITIGROUP HOLDINGS COMPANY

      By:    /s/ Joseph B. Wollard
          --------------------------------
      Name:  Joseph B. Wollard
      Title:  Assistant Secretary



      CITIGROUP INC.

      By:    /s/ Joseph B. Wollard
          --------------------------------
      Name:  Joseph B. Wollard
      Title:  Assistant Secretary